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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                       October 24, 2000

CONTACTS:
INVESTOR RELATIONS                  MEDIA RELATIONS
Diana Matley                        Kevin Brett
408-433-4365                        408-433-7150
diana@lsil.com                      kbrett@lsil.com

CC00-48

LSI LOGIC REPORTS RECORD Q3 REVENUES AND PROFITS

                        - THIRD QUARTER 2000 HIGHLIGHTS -

The LSI Logic 2000 third quarter news release follows this summary:

-   Record Q3 revenues of $728 million; up 13 percent sequentially from Q2.

-   Eleventh quarter of sequential revenue growth.

-   Per share EBG* was 33 cents; First Call consensus estimate, 32 cents.

- Record Q3 EBG net income of $114 million, more than double (108 percent) the Q3 1999 EBG net income of $55 million.

-   Cash and short-term investments grew by $142 million to $1.1 billion.

-   Record Q3 bookings.

*   Earnings before goodwill amortization and special items.


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FAST GROWING COMMUNICATIONS MARKETS DRIVE RECORD LSI LOGIC REVENUES AND BOOKINGS

                Communications represents more than 50 percent of
                     LSI Logic revenues; Cash and short-term
                  investments exceed $1 billion for first time

Milpitas, California - LSI Logic Corporation (NYSE:LSI) today reported record 2000 third quarter revenues of $728 million, a 13 percent sequential increase over the second quarter and a 35 percent increase over the $540 million posted in the third quarter of 1999.

Net income before amortization of goodwill and other special items was $114 million or 33 cents a diluted share, compared to $55 million or 17 cents a diluted share in the third quarter of 1999. The third quarter diluted share figures have been adjusted to reflect last February's two-for-one common stock split.

The improvement in profits stems from higher revenues and gross margin expansion. The company's gross margin improved for the sixth consecutive quarter to 43.3 percent. Cash and short-term investments exceeded $1 billion for the first time, growing by $142 million to $1.1 billion. During the third quarter, LSI Logic spent $49 million to purchase 1.5 million shares of the company's common stock.

"We have strong momentum heading into 2001 based upon our communications focus, record bookings and expanded manufacturing capacity," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer.

"Communications chip sales now represent more than 50 percent of LSI Logic's total revenues," said John Daane, LSI Logic executive vice president of the Communications Products Group. "The company anticipates that communications chip revenues will grow 65 percent or more this year."

                           LSI LOGIC BUSINESS OUTLOOK

LSI Logic expects 2000 Q4 revenue to be up approximately 10 percent sequentially from the $728 million reported in the third quarter.

The company anticipates reporting fourth quarter earnings of 36 cents a diluted share.

Gross margin is expected to be approximately 44 percent in the fourth quarter.

Recurring investment income will be around $15 million in the fourth quarter, approximately the same amount as realized in the second and third quarters.

The fourth quarter tax rate is expected to be 25 percent.


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Capital spending for 2000 is anticipated to be approximately $600 million.

Fourth quarter depreciation is projected to be approximately $90 million.

                              LSI LOGIC HIGHLIGHTS

- LSI Logic and Advanced Micro Devices announced an agreement to develop advanced solutions, employing AMD's flash memory and LSI Logic's baseband technology, for the fast-growing CDMA handset market.
http://www.lsilogic.com/news/product_news/pr20001023.html

- LSI Logic announced the licensing of its ZSP(TM) 400 digital signal processor
(DSP) core to Virata Corporation for use in Voice-over-Internet Protocol (VoIP) and digital subscriber line (DSL) applications.
http://www.lsilogic.com/news/corporate_news/cr20001016.html

- LSI Logic completed the $420 million strategic acquisition of DataPath Systems, Inc., a leading provider of standard product solutions in the rapidly growing broadband communications market.
http://www.lsilogic.com/news/corporate_news/cr20000717.html

- The company announced the availability of the industry's first synthesized ARM processor core to reach 200MHz. The addition of the ARM processor core extended LSI Logic's library of CoreWare products.
http://www.lsilogic.com/news/product_news/pr20000926.html

- LSI Logic announced its 0.18-micron GigaBlaze transceiver core designed to support the emerging InfiniBand interconnect standard. InfiniBand developers will be able to use LSI Logic's GigaBlaze transceiver technology to address the rising demand for reliable, high-bandwidth connections to the Internet. http://www.lsilogic.com/news/product_news/pr20000828.html

- The company unveiled its latest innovative organic laminate flip chip package, offering LSI Logic customers significant improvements in thermal and electrical performance over most advanced wire-bond packages.
http://www.lsilogic.com/news/product_news/pr20000814.html


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LSI LOGIC CONFERENCE CALL INFORMATION: LSI Logic will hold a conference call today at 1:30 p.m. PDT to discuss third quarter financial results. The access number is 1-212-346-6501. The call will be webcast realtime through www.StreetFusion.com. A replay of the call will be available today at approximately 4 p.m. PDT and will be available for 48 hours. The number is 1-800-633-8284, access code 16227865. The replay will also be available over the Internet at the StreetFusion website. The StreetFusion replay will be available until October 31.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: The statements by LSI Logic management and the above statements regarding future bookings, earnings, gross margins, gains from the sale of equity securities, tax rates, capital spending estimates, depreciation and future revenues made in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand, particularly for applications where rapid growth is anticipated, and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity and the realization of benefits from the company's strategic relationships and investments. The extent to which the company's plans for future cost reductions are realized may also impact its future performance. The company operates in an industry sector where securities' values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to filings made during the past 12 months.

LSI Logic Corporation (NYSE:LSI) is a leading supplier of communications chips for broadband, data networking, wireless and set-top box applications. In addition, the company provides chips and boards for network computing and supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, http://www.lsilogic.com. # # #

Editor's Notes:
1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.
2.  The LSI Logic logo design is a registered trademark of LSI Logic
    Corporation.
3. All other brand or product names may be trademarks or registered trademarks of their respective companies.